EXHIBIT 5.1

                         September 12, 1997





Cadiz Land Company, Inc.
100 Wilshire Boulevard
Suite 1620
Santa Monica, California 90401-1115

Re:  Cadiz Land Company, Inc. (the "Company") - Registration on Form S-8

Ladies and Gentlemen:

     Our opinion has been requested in connection with the registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on or about September 12, 1997 ("Registration Statement") relating to the offer and sale of 3,000,000 shares (the "Option Shares") of the Company's $0.01 par value common stock ("Common Stock") issuable upon exercise of options (the "Options") issued or issuable under the Company's 1996 Stock Option Plan (the "Option Plan"), 997,500 Options issuable under the Option Plan, and 75,000 shares (the "Bonus Shares") of the Company's Common Stock issuable under the Company's 1997 Stock Bonus Plan (the "Bonus Plan").

     We have examined such corporate records and other documents and have made such examination of law as we have deemed relevant. Based on and subject to the above, it is our opinion that the Options, when issued pursuant to the terms of the Option Plan, the Option Shares, when issued pursuant to the Options and Option Plan, and the Bonus Shares, when issued pursuant to the terms of the Bonus Plan, will be duly authorized, legally issued, fully paid and non-assessable.

     We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the law of the State of California, the General Corporation Law of the State of Delaware and the federal law of the Untied States. This opinion is rendered to you solely in connection with the above-described transaction and may not be relied upon for any other purposes without our prior written consent.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Interests of Named Experts and Counsel" in the Registration Statement.

                                   Very truly yours,


                                   /s/  Miller & Holguin
                                   ----------------------------
                                        MILLER & HOLGUIN